Exhibit 15.2

[Grandall Letterhead]

April 30, 2020

The9 Limited

17 Floor, No. 130 Wu Song Road

Hong Kou District, Shanghai 201203

People’s Republic of China

Dear Sir/Madam:

We consent to the reference to our firm under the headings of “Item 4. Information on the Company—B. Business Overview—Government Regulations” and “Item 7. Major Shareholders and Related Party Transactions—B. Related Party Transactions—Arrangements with Affiliated PRC Entities” in The9 Limited’s Annual Report on Form 20-F for year ended December 31, 2019 (the “Annual Report”), which will be filed with the Securities and Exchange Commission in the month of April 2019, and further consent to the incorporation by reference of our opinions under these headings into the Registration Statements on Form S-8 (No. 333-127700, No. 333-156306, No. 333-168780, No. 333-210693, No. 333-217190 and No. 231105) of The9 Limited.

In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Grandall Law Firm (Shanghai)
Grandall Law Firm (Shanghai)